SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report Pursuant to Section 13 or 15 (d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): February 11, 2002

AREMISSOFT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25713	68-0413939
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
incorporation or organization)		Identification No.)

Two Meridian Crossings
Minneapolis, MN		55423
(Address of principal executive offices)		(Zip Code)

(612) 851-1900
(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

ITEM 5   OTHER EVENTS AND REGULATION FD DISCLOSURE.

AremisSoft Corporation (the “Company”) issued on February 11, 2002 a press release updating shareholders on the status of various proceedings, on restructuring of its organization under SoftBrands, Inc. and noting that it is considering reorganization.  The press release, as well as a letter to shareholders and to employees, are attached to this Form 8-K as Exhibits.

ITEM 7   FINANCIAL STATEMENTS AND EXHIBITS

99.1         Press Release dated February 11, 2002

99.2         Letter to Shareholders dated February 11, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AREMISSOFT CORPORATION

Date: February 11, 2002
/s/ David G. Latzke
David G. Latzke,
Chief Financial Officer